This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of June __, 2008 among Black Forest International, LLC, the “Companies” so identified therein, and Fourth Third LLC (“Agent”), to the indebtedness (including interest) owed by the Companies, and the security interests and liens securing such indebtedness, pursuant to and in connection with that certain Amended and Restated Credit Agreement, dated as of June __, 2008, among the Agent, the lenders named therein and the Companies and the Loan Documents referred to therein as such Credit Agreement and Loan Documents have been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

GUARANTY AGREEMENT

In consideration of BLACK FOREST INTERNATIONAL, LLC, having an office at c/o BCGU, LLC, 2038 Corte del Nogal, Suite 110, Carlsbad, California 92011, (the “Beneficiary”) heretofore or hereafter (1) extending or agreeing to extend any credit or other financial accommodation to PNG VENTURES, INC., a corporation organized under the law of  Nevada and having an office at 3100 Knox Street, Suite 403, Dallas, Texas 75205, (“PNG”) or (2) agreeing to any direct or indirect extension, renewal, refinancing or other modification or replacement of or waiving or forbearing from exercising any right, remedy or power relating to any obligation heretofore or hereafter arising or accruing as a result of any such credit or other financial accommodation, and for other valuable consideration, the receipt of which is acknowledged, EACH UNDERSIGNED PERSON, each of which is an entity and is organized under the law as indicated in its signature block appearing at the end of this Agreement and has an address for notice purposes at 3100 Knox Street, Suite 403, Dallas, Texas 75205, (individually a “Guarantor”) jointly with each other Guarantor and severally agrees with the Beneficiary as follows:

1.           DEFINITIONS.  In this Agreement:

a.           Claim.  “Claim” means any claim, however asserted and whether now existing or hereafter arising or accruing, for (i) the recovery of any money or Collateral heretofore or hereafter received, applied or retained by the Beneficiary in payment or satisfaction of any of the Obligations (including, but not limited to, any such claim involving any allegation that any money constituted trust funds or that the receipt, application or retention of any money or Collateral or the grant, perfection or other creation or protection of any security interest in or other lien on any Collateral constituted a preference or fraudulent conveyance or transfer) or (ii) whether or not correctly or legally imposed, any tax, assessment, fee, charge, interest, fine or penalty imposed by any government, political subdivision or other taxing authority, or any deduction or withholding for any such tax, assessment, fee, charge, interest, fine or penalty required, as a result of the execution, delivery to the Beneficiary or performance by any Guarantor of, any filing or registration of or with respect to, or any payment made pursuant to, this Agreement or otherwise in connection with this Agreement other than any income or franchise tax imposed on the Beneficiary by any government, political subdivision or other taxing authority in the jurisdiction in which the Beneficiary is organized or has its chief executive office or any interest, fine or penalty relating to any such income or franchise tax.

b.           Collateral.  “Collateral” means, other than any guaranty pursuant to Section 2 of this Agreement, any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Obligations or any obligation of any Guarantor pursuant to this Agreement.

c.           Obligations.  The “Obligations” means collectively, whether now existing or hereafter arising or accruing and whether or not arising or accrued subsequent to any commencement of or made, proved, voted or allowed as a claim in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, all obligations to the Beneficiary, or any direct or indirect successor or assignee of the Beneficiary, for the payment of any principal, interest, fee, charge, cost, expense or other amount heretofore or hereafter arising or accruing as a result of or pursuant to (i) a 12% Subordinated Secured Convertible Promissory Note, dated June 3, 2008, issued by PNG to the Beneficiary in the original principal amount of $626,250 or (ii) any direct or indirect extension, renewal, increase, refinancing or other modification or replacement of such Promissory Note.

d.           Other Obligor.  “Other Obligor” means, other than any Guarantor and PNG, any Person who or that is now or hereafter liable, whether directly or indirectly or absolutely or contingently, for the payment of any of the Obligations.

e.           Person. “Person” means (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, government, political subdivision or other taxing authority, (ii) any court, agency or other governmental body or (iii) any other entity, body, organization or group.

2.           GUARANTY.  Each Guarantor guarantees, without any setoff or other deduction, the payment when due, whether by acceleration or lapse of time or otherwise, of the Obligations.  Any such payment of any portion of the Obligations shall be made in lawful money of the jurisdiction in which such portion is payable and in immediately available funds.  Such guaranty is a continuing, absolute and unconditional guaranty and a guaranty of payment rather than collection.

3.           REINSTATEMENT OF OBLIGATIONS.  Each portion of the Obligations heretofore or hereafter paid or satisfied by any money or Collateral heretofore or hereafter received, applied or retained by the Beneficiary and later recovered from the Beneficiary as a result of any Claim shall be reinstated as part of the Obligations for purposes of this Agreement as of the date it originally arose or accrued.

4.           EXPENSES.  Each Guarantor shall pay to the Beneficiary on demand each cost and expense (including, but not limited to, if the Beneficiary retains counsel for advice, litigation or any other purpose, reasonable attorneys’ fees and disbursements) hereafter incurred by the Beneficiary in endeavoring to enforce any obligation of any Guarantor pursuant to this Agreement or preserve or exercise any right, remedy or power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement.

5.           POSTPONEMENT OF RIGHT OF SUBROGATION AND SIMILAR RIGHTS.  Until  the final and indefeasible payment in full of (a) the Obligations, and (b) each cost and expense that each Guarantor is obligated to pay pursuant to Section 4 of this Agreement, no Guarantor shall exercise, commence or prosecute any action or other legal proceeding relating to or otherwise enforce, or attempt or agree or otherwise incur any obligation to exercise, commence or prosecute any action or other legal proceeding relating to or otherwise enforce, whether now existing or hereafter arising or accruing, any right of subrogation, indemnification, reimbursement or contribution, or any similar right, against PNG, any other Guarantor or any Other Obligor in connection with this Agreement or any of the Obligations (including, but not limited to, pursuant to any agreement, instrument or other document providing any Collateral).

6.           TERMINATION.  This Agreement shall remain in full force and effect until and shall terminate only upon the final and indefeasible payment in full of (a) the Obligations and (b) each cost and expense that each Guarantor is obligated to pay pursuant to Section 4 of this Agreement.

7.           OBLIGATIONS IMMEDIATELY DUE.  All of the Obligations remaining unpaid shall, in the sole discretion of the Beneficiary and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by each Guarantor) become immediately due from each Guarantor if (a) any Guarantor is dissolved, ceases to exist, participates or agrees to participate in any merger, consolidation or other absorption, assigns or otherwise transfers all or substantially all of its assets, makes any bulk sale, sends any notice of any intended bulk sale, becomes incompetent or insolvent (however evidenced), generally fails to pay its debts as they become due, fails to pay, withhold or collect any tax as required by applicable law, suspends or ceases its present business or has entered, served, filed or recorded against it or any of its assets any judgment or order of any court, agency or other governmental body or any lien not in favor of the Beneficiary or consented to in writing by the Beneficiary, (b) any representation or warranty made in this Agreement or any other representation or warranty heretofore or hereafter made, or any financial statement heretofore or hereafter provided, to the Beneficiary by or on behalf of any Guarantor proves, as of the date thereof, to have been incorrect or misleading in any material respect or before the execution and delivery to the Beneficiary by any Guarantor of this Agreement there occurred and was not disclosed to the Beneficiary any material adverse change in any information disclosed in any such representation or warranty heretofore so made or any financial statement heretofore so provided or (c) any “Event of Default” has occurred or exists under that certain General Security Agreement, dated as of the date hereof, made by PNG and each Guarantor in favor of the Beneficiary, as amended, supplemented or otherwise modified from time to time.  All of the Obligations remaining unpaid or unperformed shall automatically, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by each Guarantor), become immediately due from each Guarantor if any Guarantor has any receiver, trustee, custodian or similar Person for it or any of its assets appointed (whether with or without its consent), makes any assignment for the benefit of creditors or commences or has commenced against it any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute or any formal or informal proceeding for the dissolution, liquidation or winding up of its affairs or the settlement of claims against it.

8.           REPRESENTATIONS AND WARRANTIES.  Each Guarantor represents and warrants to the Beneficiary that (a) the execution, delivery to the Beneficiary and performance of this Agreement by such Guarantor (i) do not and will not violate applicable law, any judgment or order of any court, agency or other governmental body by which such Guarantor is bound or any certificate or articles of incorporation, formation or organization, by-laws, limited liability company, operating or partnership agreement or other charter, organizational or other governing document of such Guarantor or any resolution or other action of record of any shareholders, members, directors or managers of such Guarantor, (ii) do not and will not violate or constitute any default under any agreement, instrument or other document by which such Guarantor is bound, (iii) are and will be in furtherance of the purposes and within the power and authority of such Guarantor and (iv) do not and will not require any authorization of, notice to or other act by or relating to any Person (including, but not limited to, any shareholder, member, director or manager of such Guarantor) that has not been duly obtained, given or done and is not in full force and effect and (b) this Agreement is enforceable in accordance with its terms against such Guarantor.

9.           CERTAIN CONSENTS AND WAIVERS.

a.           Consents.  Except to the extent expressly provided in this Agreement, this Agreement shall not be modified or terminated, no obligation of any Guarantor pursuant to this Agreement and no right, remedy or power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement shall be impaired or otherwise adversely affected, and no such right, remedy or power shall be waived, by any act, omission or other thing, whether heretofore occurred or hereafter occurring.  Each Guarantor knowingly, voluntarily, intentionally and irrevocably consents, without any notice, to each act, omission and other thing, whether heretofore occurred or hereafter occurring, that would or might, but for such consent, modify or terminate this Agreement, impair or otherwise adversely affect any such obligation, right, remedy or power or operate as a waiver of any such right, remedy or power.  Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated, no such obligation, right, remedy or power shall be impaired or otherwise adversely affected by, no such right, remedy or power shall be waived by, and such consent shall apply to, whether heretofore occurred or hereafter occurring, (i) any direct or indirect extension, renewal, refinancing or other modification or replacement of, or any assignment or other transfer, compromise, cancellation, release, discharge, invalidity, impairment, unenforceability, repudiation, revocation or change in any term or condition of, defense or effect of any statute of limitations with respect to or grant of any participation in, any of the Obligations or any other obligation of any Guarantor, PNG or any Other Obligor or other Person, (ii) any acceptance of any other Guarantor or any Other Obligor or other Person, (iii) any taking, increase or decrease in value, impairment, unenforceability, repudiation, revocation or release of, collection or sale, lease or other disposition of or other realization upon or failure or delaying to call for, take any property as, hold, preserve, protect, insure or collect, sell, lease or otherwise dispose of or otherwise realize upon any Collateral, (iv) any failure or delaying to perfect, keep perfected or maintain the priority of any security interest in or other lien on any Collateral, (v) any exercise or waiver of, failure or delaying to exercise, forbearance from exercising or failure to give any notice prior to exercising any right, remedy or power of the Beneficiary or any other Person, whether relating to any of the Obligations or any Collateral, against any Guarantor, PNG or any Other Obligor or other Person or otherwise, (vi) any incapacity, death or disability of or case or other proceeding pursuant to any bankruptcy, insolvency or similar statute with respect to any Guarantor, PNG or any Other Obligor or other Person or any election, loan or other extension of credit or taking of any collateral, subordination, guaranty, endorsement or other security or assurance of payment in any such case or other legal proceeding (including, but not limited to, pursuant to 11 U.S.C. §1111(b) or 364), (vii) any failure of the Beneficiary or any other Person to make, prove or vote any claim relating to any of the Obligations or any Collateral, or any failure of any such claim to be allowed, in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, (viii) the Obligations being at any time or from time to time paid in full or reduced and then increased or exceeding any amount, (ix) any refusal or other failure of the Beneficiary or any other Person to grant any or any additional credit or other financial accommodation to any Guarantor, PNG or any Other Obligor or other Person or provide to any Guarantor any or complete and accurate information relating to PNG, any other Guarantor or any Other Obligor or other Person or the business, operations, assets, affairs or condition (financial or other) of PNG, any other Guarantor or any Other Obligor or other Person, regardless of whether such information relates to any fact that increases the scope of the risk undertaken by any Guarantor pursuant to this Agreement or is unknown to any Guarantor, (x) any notice to the Beneficiary or any other Person from any Guarantor, PNG any Other Obligor or other Person not to grant any or any additional credit or other financial accommodation to PNG or to take or not to take any other action, (xi) the acceptance by the Beneficiary or any other Person of any agreement, instrument or other document intended by any Guarantor, PNG or any Other Obligor or other Person but not by the Beneficiary to create an accord and satisfaction with respect to any of the Obligations or any other obligation of any Guarantor, PNG or any Other Obligor or other Person, (xii) any action taken or not taken by the Beneficiary or any other Person that increases the scope of the risk undertaken by any Guarantor pursuant to this Agreement (including, but not limited to, any negligent servicing of any credit or other financial accommodation to PNG), (xiii) the manner or order of any collection or sale, lease or other disposition of or other realization upon any Collateral, (xiv) the manner or order of application of any money applied in payment of any of the Obligations, (xv) any change in the ownership, membership, location, business, name, identity or structure of any Guarantor, PNG or any Other Obligor or other Person or (xvi) the execution and delivery to the Beneficiary by any Guarantor, PNG or any Other Obligor or other Person of any agreement, instrument or other document providing any Collateral.

b.           Waivers.  Each Guarantor knowingly, voluntarily, intentionally and irrevocably waives, without any notice, each act and other thing upon which, but for such waiver, any obligation of such Guarantor pursuant to this Agreement or any right, remedy or power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement would or might be conditioned.  Without limiting the generality of the preceding sentence, no such obligation, right, remedy or power shall be conditioned upon, and such waiver shall apply to, (i) the acceptance of this Agreement by the Beneficiary or any lack or other insufficiency of consideration for this Agreement, (ii) any demand upon or presentment or protest to any Guarantor, PNG or any Other Obligor or other Person (including, but not limited to, any such demand for the payment of any of the Obligations), (iii) any exercise of any right, remedy or power of the Beneficiary or any other Person, whether  relating to any of the Obligations or any Collateral, against any Guarantor, PNG any Other Obligor or other Person or otherwise, (iv) any notice to any Guarantor, PNG or any Other Obligor or other Person of the acceptance of this Agreement by the Beneficiary, any incurring or nonpayment of any of the Obligations, any occurrence or existence of any event or condition of default relating to any of the Obligations or any Collateral, any demand for the payment or acceleration of the maturity of any of the Obligations, any decrease in the value of any Collateral, any exercise of any right, remedy or power of the Beneficiary or any other Person, whether relating to any of the Obligations or any Collateral, against any Guarantor, PNG or any Other Obligor or other Person or otherwise, any action taken or not taken by the Beneficiary or any other Person or any other matter, (v) any defense or benefit that would or might, but for such waiver, be available to any Guarantor as a surety (including, but not limited to, any defense based upon the principle that the obligation of a surety may not exceed or otherwise be more burdensome than that of any Person for whom or which such surety acts as a surety), as a result of any right of setoff, as a result of the application of any anti-deficiency statute, single form of action rule, statute or rule relating to the marshalling of collateral or similar statute or rule or as a result of any election of any right, remedy or power by the Beneficiary or any other Person that would or might impair or otherwise adversely affect any right of subrogation, reimbursement, indemnification or contribution, or any similar right, against PNG, any other Guarantor or any Other Obligor in connection with this Agreement or any of the Obligations or (vi) any right to terminate this Agreement except as provided in Section 6 of this Agreement.

10.           NOTICES AND OTHER COMMUNICATIONS.  Each notice and other communication by the Beneficiary to any Guarantor or by any Guarantor to the Beneficiary relating to this Agreement (a) shall be given in writing, (b) shall be directed to the intended recipient at the address of such intended recipient shown at the beginning of this Agreement (or as updated pursuant to a notice given in accordance with this Section 10) and (c)  shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received by the intended recipient upon the earlier of (i) the actual receipt thereof or (ii) three days after being so deposited or accepted.

11.           MISCELLANEOUS.

a.           Limitation on Guaranty.  If the guaranty by any Guarantor pursuant to Section 2 of this Agreement of the payment of the Obligations is sought to be voided or otherwise rendered unenforceable in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute or otherwise, the payment of the Obligations shall not be guaranteed pursuant to such guaranty to the extent of any amount in excess of the maximum amount that can be so guaranteed without rendering such guaranty unenforceable under applicable law as a fraudulent conveyance or transfer.

b.           Liability; Interpretation.  If more than one Person executes this Agreement, (i) each of them shall be jointly and severally liable pursuant to this Agreement, (ii) each of them shall be liable pursuant to this Agreement as though each of them had executed and delivered to the Beneficiary a separate agreement identical to this Agreement, and (iii) this Agreement shall be construed, interpreted and enforced, whether in any action or other legal proceeding or otherwise, as to each of them as though each of them had executed and delivered to the Beneficiary a separate agreement identical to this Agreement.

c.           Effect on Other Agreements, Instruments and Other Documents.  The execution, delivery to the Beneficiary and performance of this Agreement by any Guarantor shall not modify or terminate any other agreement, instrument or other document (including, but not limited to, any agreement, instrument or other document providing any Collateral) by which any Guarantor, PNG or any Other Obligor or other Person is bound or impair or otherwise adversely affect any obligation of any Guarantor, PNG or any Other Obligor or other Person pursuant to any such other agreement, instrument or other document.

d.           Assignment or Grant of Participation.  In conjunction with any assignment or other transfer of or grant of any participation in any of the Obligations by the Beneficiary, the Beneficiary shall have the right to assign or otherwise transfer or grant any participation in this Agreement, any obligation of any Guarantor pursuant to this Agreement or any right, remedy or power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement.

e.           Foreign Currency.  Any obligation of any Guarantor to make any payment pursuant to this Agreement in lawful currency of any jurisdiction shall, notwithstanding any judgment therefor in lawful currency of any other jurisdiction, be discharged by a payment to the Beneficiary on account of such judgment in lawful currency of such other jurisdiction only to the extent that on the first business day of the Beneficiary following the date of receipt by the Beneficiary of such payment the Beneficiary is able, in accordance with normal banking procedures, to purchase lawful currency of such jurisdiction with the amount of lawful currency of such other jurisdiction so paid.  If the amount of lawful currency of such jurisdiction that may be so purchased is less than the amount due in such currency, each Guarantor shall, as an obligation separate from and independent of any other obligation of such Guarantor pursuant to this Agreement, indemnify the Beneficiary on demand against such deficiency and remit to the Beneficiary on demand the amount of such currency equal to the amount of such deficiency.

f.           Deduction or Withholding.  Any payment pursuant to this Agreement made by any Guarantor shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any government, political subdivision or other taxing authority; provided, however, that, if such deduction or withholding is required by applicable law, (i) such payment shall include such additional amount as is necessary to result in the net amount of such payment after such deduction or withholding not being less than the amount of such payment without such deduction or withholding, (ii) such Guarantor shall make such deduction or withholding and (iii) such Guarantor shall pay the amount of such deduction or withholding as required by applicable law.

g.           Binding Effect.  This Agreement shall be binding upon each Guarantor and each direct or indirect legal representative, successor and assignee of such Guarantor and shall inure to the benefit of and be enforceable by the Beneficiary and each direct or indirect successor and assignee of the Beneficiary.

h.           Entire Agreement, Modifications and Waivers.  This Agreement contains the entire agreement between the Beneficiary and each Guarantor with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral, written or other agreement and representation heretofore made, by or on behalf of the Beneficiary with respect thereto.  No action heretofore or hereafter taken or not taken, no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral, written or other agreement or representation heretofore made, and no agreement or representation hereafter made other than in writing, by or on behalf of the Beneficiary shall modify or terminate this Agreement, impair or otherwise adversely affect any obligation of any Guarantor pursuant to this Agreement or any right, remedy or power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement or operate as a waiver of any such right, remedy or power.  No modification of this Agreement or waiver of any such right, remedy or power shall be effective unless made in a writing duly executed by the Beneficiary and specifically referring to such modification or waiver.

i.           Rights, Remedies and Powers Cumulative. All rights, remedies and powers of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement shall be cumulative, and no such right, remedy or power shall be exclusive of any other such right, remedy or power.

j.           Extent of Consents and Waivers.  Each consent and waiver of any Guarantor contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.

k.           Exercise of Rights, Remedies and Powers; Requests.  Except as expressly provided in this Agreement, each right, remedy and power of the Beneficiary pursuant to this Agreement or arising or accruing as a result of this Agreement may be exercised (i) at any time and from time to time, (ii) in the sole discretion of the Beneficiary, (iii) without any notice or demand of any kind and (iv) whether or not any event or condition of default relating to any of the Obligations or any Collateral has occurred or existed, but the Beneficiary shall not be obligated to exercise any such right, remedy or power.  Each such right, remedy or power may be exercised only to the extent that the exercise thereof does not violate applicable law.

l.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

m.           Certain Rules of Construction.  For purposes of this Agreement, except as the context may otherwise clearly require, (a) any gender includes any other gender, (b) “all” includes “any” and “any” includes “all” and (c) “or” is not exclusive.

n.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

o.           Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York  and, to the extent applicable, the federal law of the United States, without regard to the law of any other jurisdiction.

p.           Headings.  In this Agreement, headings of sections are for convenience of reference only and have no substantive effect.

12.           CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

a.           JURISDICTIONAL CONSENTS AND WAIVERS. EACH GUARANTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY THE BENEFICIARY AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO SUCH GUARANTOR AT THE ADDRESS OF SUCH GUARANTOR SHOWN IN OR UPDATED PURSUANT TO THIS AGREEMENT, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF, (v) WAIVES IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING EACH RIGHT TO ASSERT ANY NONMANDATORY COUNTERCLAIM, ANY SETOFF OR OTHER DEDUCTION OR ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES, (vi) WAIVES EACH RIGHT TO ATTACK ANY FINAL JUDGMENT THAT IS OBTAINED AS A RESULT OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING AND  (vii) CONSENTS TO EACH FINAL JUDGMENT THAT IS OBTAINED AS A RESULT OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING BEING SUED UPON IN ANY COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY SUCH COURT.

b.           WAIVER OF TRIAL BY JURY.  EACH GUARANTOR (i) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH

RIGHT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (A) THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL, (B) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL OR (C) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL AND (ii) CERTIFIES THAT NEITHER THE BENEFICIARY  NOR ANY REPRESENTATIVE OF THE BENEFICIARY HAS REPRESENTED TO SUCH GUARANTOR THAT THE BENEFICIARY WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY SUCH GUARANTOR IN THIS SECTION 12b.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:  As of June __, 2008

APPLIED LNG TECHNOLOGIES
USA, L.L.C., a Delaware limited liability
company

By: New Earth LNG, LLC, a Delaware
limited liability company, its sole
member

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:    President

FLEET STAR, INC., a Delaware
corporation

By: /s/ Dennis G. McLaughlin, III
Name:  Dennis G. McLaughlin, III
Title:    Chief Executive Officer

EARTH LEASING, INC., a Texas
corporation

By: /s/ Dennis G. McLaughlin, III
Name:  Dennis G. McLaughlin, III
Title:    Chief Executive Officer

ARIZONA LNG, L.L.C., a
Nevada limited liability company

By: New Earth LNG, LLC, a Delaware
limited liability company, its sole
member

By: /s/ Kevin Markey
Name:  Kevin Markey
Title:    President

NEW EARTH LNG, LLC, a
Delaware limited liability company

By: /s/ Kevin Markey
Name: Kevin Markey
Title:   President